Exhibit 10.20

SECURED PROMISSORY NOTE

$2,500,000.00	February 22, 2023

FOR VALUE RECEIVED, SET JET, INC., a Nevada corporation whose address is 15210 N 75th Street, Scottdale, Arizona 85260 (the “Maker”), promises to pay to the order of FORTRESS FINANCIAL, LLC, a Wyoming limited liability company (“Holder”), with an address of 304 S. Jones. Blvd., Suite 6354, Las Vegas, Nevada 89107 or such other address as Holder may designate, in lawful money of the United States of America, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) (the “Principal Amount”), together with interest from the date hereof at the rate of fifteen percent (15%) per annum (the “Interest Rate”) on the unpaid principal amount hereof, with principal and interest payable as set forth below.

1. Maturity Date; Monthly Payments. Beginning on April 1, 2023 and on the first (1st) day of each month thereafter until the amounts set forth herein and due hereunder have been repaid in full, Maker shall pay monthly interest payments in the amount of Thirty-One Thousand Two Hundred Fifty Dollars ($31,250.00) (“Monthly Payment”). On or before March 1, 2024 (“Maturity Date”), Maker shall pay to Holder the entire Principal Amount under this Secured Promissory Note (“Note”) and all unpaid interest accrued thereon.

2. Prepayment. Maker has the right to make payments of principal at any time before they are due. A payment of Principal only is known as a “Prepayment.” When Maker makes a Prepayment, Maker shall tell the Holder in writing that Maker is doing so. Maker may not designate a payment as a Prepayment if Maker has not made all the monthly payments due under the Note. Maker may make a full Prepayment or partial Prepayments without paying a Prepayment charge; provided however, the Holder shall use Maker’s Prepayments to reduce the amount of Principal that Maker owes under this Note. However, the Holder may apply Maker’s Prepayment to the accrued and unpaid interest on the Prepayment amount, before applying any Prepayment to reduce the Principal amount of the Note. If Maker makes a partial Prepayment, there will be no changes in the due date or in the amount of the monthly payment unless the Holder agrees in writing to those changes.

3. Origination Fees and Costs. The Principal Amount shall include (i) loan fees (“Loan Fees”) in the amount of One Hundred Seventy-Five Thousand Dollars ($175,000.00), and (ii) loan closing fees, title fees, construction control fees and legal fees incurred by Holder (including, without limitation, attorneys’ fees) in connection with closing, escrow and title costs (“Other Fees”). Net proceeds equal to the Principal Amount less the amounts payable pursuant to items (i) through (ii) above, which net proceeds shall be disbursed to Maker at the closing. Maker acknowledges and agrees the Loan Fees, Interest Reserve and Other Fees are neither a reduction of the Principal Amount nor a payment for interest and is deemed fully earned upon receipt by Holder. As additional consideration Holder shall issue to Maker, a Warrant for 200,000 shares of the common stock of the Maker. The Warrant shall be for 30 days past the Maturity Date of this Note and the strike price shall be $.01 per share.

4. Interest. Notwithstanding anything to the contrary contained herein, interest shall begin to accrue on the date of this Note. Interest shall be computed on the actual number of days elapsed (including the first day but excluding the last day) on the basis of a three hundred sixty (360) day year of twelve (12) thirty-day months compounded monthly. Maker shall pay all amounts due under this Note in lawful money of the United States of America and without set-off, deduction, demand or notice.

5. Application of Payments. Payments will be applied first to any costs and expenses (including reasonable attorneys’ fees) incurred by Holder in connection with the collection of amounts owing pursuant to this Note, next to payment of late charges and accrued interest, and then to reduction of principal, or as otherwise determined at Holder’s sole and absolute discretion. All payments shall be made to Holder at the above-specified address until receipt of notice from Holder to the contrary.

6. Late Charge. If Maker fails to make any payment hereunder on the date that such payment is due, then Maker shall, to the extent permitted by law, pay to Holder a late charge equal to five percent (5.0%) of the amount due. The assessment and acceptance of a late charge by the Holder shall not constitute a waiver of the Holder’s right to demand strict performance in accordance with the terms and conditions of this Note.

7. Default Rate. ALL AMOUNTS DUE HEREUNDER NOT PAID ON THE DATE WHEN DUE (WHETHER BY ACCELERATION OR OTHERWISE) SHALL BEAR INTEREST (PAYABLE ON DEMAND) AT THE INTEREST RATE OF 24% PER ANNUM (THE “DEFAULT RATE”) OR AT THE MAXIMUM RATE PERMITTED BY LAW IF SUCH MAXIMUM RATE IS LOWER, FROM SUCH DATE UNTIL PAID. Interest at the Default Rate shall accrue pre-judgment and post-judgment.

MAKER’S INITIALS: /s/ TS, __

8. Security. This Note is secured by:

(a) a Deed of Trust, Assignment of Rents, Security Agreement, and Fixture Filing of even date herewith (“Deed of Trust”) encumbering, among other things, certain real property and all improvements, structures, attachments, water rights and water shares associated with such property, located at 15210 N 75th Street Scottsdale, Arizona, 85260, APN ###-##-#### (“Real Property”);

(b) an Aircraft Mortgage and Security Agreement (“Aircraft Mortgage”) encumbering, among other things that certain Bombardier Challenger 850, N949SJ, ESN 9 (“Aircraft”) which Mortgage is an accommodation mortgage given by SIERRA DELTA ROMEO LLC as mortgagor;

(c) Subordination of the following obligations by Maker (collectively, “Subordinated Notes”):

(i) Subordination of Demand Promissory Note in favor of Aspen Property Acquisition and Management, Inc.;

(ii) Subordination of Convertible Promissory Note in favor of SJ Fund, LLC;

(iii) Subordination of Subordination of Promissory Note and Deed of Trust Agreement in favor of Barbara Levine Rothe;

(d) All other assets of Maker (“Assets”). The Real Property, Aircraft and Assets are collectively referred to as the “Property.” This Note, the Deed of Trust, Aircraft Mortgage, Subordinated Notes, and all other documents related hereto are referred to herein sometimes collectively as the “Loan Documents.”

9. Representations and Warranties. Maker represents, warrants, and covenants to Holder as follows:

(a) Maker’s Formation and Powers. Maker is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and qualified and authorized to do business in all jurisdictions in which the conduct of its business and affairs requires it to be so qualified. Maker has all power, authority, permits, consents, authorizations and licenses necessary to carry on its business, to construct, renovate, equip, own and operate its business and to execute, deliver and perform its obligations under this Note and the Loan Documents; all consents necessary to authorize the execution, delivery and performance of this Note and the other Loan Documents have been duly adopted and are in full force and effect; and this Note and the other Loan Documents have been duly executed and delivered by Maker. Maker uses no trade name other than its actual name.

(b) Authority. The execution, delivery and performance by Maker of this Agreement and other Loan Documents to which Maker is a party have been duly authorized by all necessary action of the directors and shareholders of Maker, and do not and will not (i) require any additional consent or approval of the directors or shareholders of Maker, (ii) violate any provision of any laws (including Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Maker or of Maker’s organizational documents, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Maker is a party or by which it or its properties or assets may be bound or affected, or (iv) result in or require the creation or imposition of any security interest in any of its business operations or properties pursuant to the provisions of any agreement or other document binding upon or applicable to Maker or any of its business operations, properties, except pursuant to the Loan Documents.

(c) No Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by Maker of this Note or any other Loan Documents to which Maker is a party.

(d) Legal and Valid Obligations. This Note and the other Loan Documents to which Maker is a party constitute the legal, valid and binding obligations of Maker, enforceable against Maker in accordance with their respective terms, subject to bankruptcy and insolvency laws and other laws generally affecting the enforceability of creditor’s rights generally and subject to limitations on the availability of equitable remedies.

(e) Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of Maker) pending or, to the knowledge of Maker, threatened against Maker or affecting its assets, at law or in equity or before any governmental authority, domestic or foreign, which contests the validity or enforceability of this Note or any of the other Loan Documents or the transactions contemplated hereby or as a result of which Maker may become subject to any judgment or liability which if determined adversely to Maker, would constitute a Material Adverse Change. Maker is not in default with respect to any final judgment, writ, injunction, decree, rule or regulations of any governmental authority, domestic or foreign.

(f) Title. Maker has good, marketable and insurable fee simple title to the Real Property, subject to no lien, charge, mortgage, deed of trust, restriction or encumbrance, except as set forth on the Title Commitment Order No.: 55004747-055-NYA-DW issued by Fidelity National Title Agency, Inc., dated December 2, 2022 (“Permitted Encumbrances”). The Deed of Trust, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, first priority, perfected lien on the Real Property, subject only to Permitted Encumbrances and (b) perfected security interest in and to, and perfected collateral assignments of, all personalty, all in accordance with the terms thereof, in each case subject only to any Permitted Encumbrances. There are no construction, mechanics’, materialman’s or other similar Liens which have been filed for work, labor or materials affecting the Real Property which are or may be liens prior to, or equal or subordinate to, the liens created by the Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, (i) interfere with the benefits of the security intended to be provided to Holder, by the Deed of Trust and the other Loan Documents, (ii) adversely affect the value of the Real Property, (iii) impair the use or intended operations of the Maker’s business operations, or (iv) impair Maker’s ability to pay its obligations under the Loan Documents in a timely manner.

(g) FAA and DOT. Maker is in full compliance with, and no default exists under any licenses, permits, operational permits currently existing with the FAA or DOT to which Maker is a party which relates to the ownership, use, charter or operation of Maker’s current business operations.

(h) Payment of Taxes. There have been filed all federal, state and local tax returns with respect to Maker and its direct and indirect business operations which are required to be filed. Maker has aid or caused to be paid to the respective taxing authorities all taxes as shown on such returns or on any assessments received by it to the extent that such taxes have become due. Maker knows of no proposed material tax assessment against Maker and Maker is not obligated by any other agreement, tax treaty, instrument or otherwise to contribute to the payment of taxes owed by any other person or entity. All material tax liabilities are adequately provided for or reserved against on the books of Maker.

(i) Agreements. Maker’s organizational documents are in full force and effect and is free from any default on the part of Maker. Maker is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Maker, is a party the effect of which default would constitute a Material Adverse Change as to Make

(j) No Defaults under Loan Documents or Other Agreements. No Default or Event of Default has occurred, and no default or event of default exists under any other document to which Maker is a party which relates to the ownership, occupancy, use, development, construction, renovation or management of the Real Property. Maker is not in default in the payment of the principal or interest on any of its indebtedness. Maker is not obligated for the payment of any commission or other fee with respect to the purchase of the Land and Improvements, or if Maker is so obligated, such commission or other fee has been paid in full.

(k) Personal Property. Maker is now and will continue to be the sole owner of the Assets and the Assets are and will be free from any lien, security interest or adverse claim of any kind whatsoever, except for liens or security interests in favor of Maker.

(l) Unregistered Securities. Maker has not: (a) issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933, as amended, or any other law; or (b) violated any rule, regulation or requirement under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, in either case where the effect of such violation would constitute a Material Adverse Change as to Maker.

(m) Accuracy of Information. All factual information heretofore or herewith delivered by or on behalf of Maker and Holder, including financial statements and other financial information, for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and no such information contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of such date. To the best of Maker’s knowledge, there has been no change in any condition, fact, circumstance or event that would make the financial statements, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect or that otherwise result in a Material Adverse Change.

(n) ERISA Compliance. Maker has not adopted a Pension Plan. Maker is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA. None of the assets of Maker constitutes, by virtue of the application of 29 C.F.R. Section 2510.3-101(f) as modified by Section 3(42) of ERISA, “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. Neither Maker nor any Related Party is a “governmental plan” within the meaning of Section 3(32) of ERISA. Transactions by or with Maker are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans.

(o) Consents. To the extent that any franchises, licenses, permits, certificates, authorizations, approvals or consents from any governmental authority, domestic or foreign, are material to the present conduct of the business and operations of Maker or are required for the acquisition, ownership, operation or maintenance by Maker of properties it now owns, operates or maintains or the present conduct of its businesses and operations, such franchises, licenses, permits, certificates, authorizations, approvals and consents have been validly granted, are in full force and effect and constitute valid and sufficient authorization therefor.

(p) Anti-Corruption Laws; Sanctions. Maker, its directors, officers, and agents, are in compliance with Anti-Corruption Laws and applicable sanctions in all material respects. Maker has implemented and maintains in effect for policies and procedures to ensure compliance by Maker, and its officers, employees, directors, and agents with Anti-Corruption Laws and applicable sanctions. Neither Maker, or to the knowledge of Maker, any director, officer, employee, agent, or affiliate of Maker is an individual or entity that is, or is 50% or more owned (individually or in the aggregate, directly or indirectly) or controlled by individuals or entities (including any agency, political subdivision or instrumentality of any government) that are (i) the target of any sanctions or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of sanctions (currently Russia, Crimea, Cuba, Iran, North Korea and Syria).

(q) Subsidiaries. Maker has no Subsidiaries.

(r) Undisclosed Debts. Except for the subordinated notes set forth in Section 7(c) above, Maker has no other debts or obligations except ordinary accounts payable based on current operations.

10. Makers’ Business Covenants. Maker covenants that from and after the date of this Note until terminated pursuant to its terms, or for so long as any of the indebtedness provided for herein remains unpaid:

(a) Payment of Taxes and Claims. The Maker shall pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of any of its franchises, businesses, income or property before any penalty or interest accrues thereon; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law may become a lien or encumbrance upon any of the Maker’s property or assets; provided, however, that no such taxes, estimated payments, assessments and governmental charges referred to in clause (a) above are required to be paid if being contested in good faith by the Maker, by appropriate proceedings diligently instituted and conducted, without any of the same becoming a lien upon the collateral, and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP, shall have been made therefor. The Maker shall file all tax returns when and as required to be filed.

(b) Maintenance of Properties and Organizational Existence. The Maker shall (a) maintain its property in good condition (ordinary wear and tear excepted) and make all renewals, replacements, additions, betterments and improvements thereto which it deems necessary; (b) maintain with financially sound and reputable insurers insurance with respect to the Properties against such casualties, interruptions and contingencies, of such types (including, but not limited to, fire and casualty, public liability, products liability, business interruption, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as are required pursuant to the terms of the Loan Documents, with each such policy of insurance containing a clause or endorsement satisfactory to the Holder that names the Holder as an additional insured and loss payee or Holder’s loss payable, and providing that no act, default or breach of warranty or condition by the Maker (excepting the Maker’s failure to pay any premium relating thereto) or any other Person shall affect the right of the Holder to recover under such policy or policies of insurance; (c) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its businesses and activities; (d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a limited liability company duly formed and existing and in good standing under the laws of the State of Nevada and qualified to do business in the State of Arizona, as applicable; (e) conduct continuously and operate actively its business and take all actions necessary to enforce and protect the validity of any of its intellectual property; and (f) not be in violation of any laws, ordinances, or governmental rules and regulations, including, without limitation, environmental laws, ERISA or any laws, statutes, regulations and ordinances regarding the collection, payment and deposit of taxes, or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

(c) Mergers and Acquisitions; Trade Names; Subsidiaries. The Maker will not, except upon the prior written consent of the Holder, consolidate with, merge into, or permit any other entity to consolidate with or merge into it, or acquire all or substantially all of the stock, beneficial interests, assets or business of any Person.

11. Financial Information and Reporting. The Holder shall deliver the following to the Holder:

(a) as soon as available, and in any event within 30 days after the end of each month , Maker prepared (in accordance with GAAP) consolidated financial statements, including, without limitation, a balance sheet, income statement, statement of cash flow;

(b) as soon as available, and in any event within 120 days after the end of each fiscal year, consolidated reviewed financial statements of the Maker, in each case accompanied by a review prepared by independent certified public accountants satisfactory to the Holder in its reasonable discretion, including, without limitation, a balance sheet, income statement, statement of cash flow and reconciliation of members’ equity, along with any management letters written by such accountants;

(c) within 30 days after filing the same, true and complete copies of the federal and state income tax returns (together with all schedules attached thereto) of the Maker;

(d) promptly upon becoming aware of the existence of any set of facts or circumstances which may give or has given rise to a contingent liability that may have a material adverse effect, a written notice specifying such facts or circumstances, the nature of such contingent liability and what action the Maker is taking or propose to take with respect thereto;

(e) promptly upon becoming aware of any event or circumstance which, by itself, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute a breach of any of the terms or conditions of this Note or the Loan Documents a written notice specifying the nature and period of existence thereof and what action the Maker is taking or proposes to take with respect thereto; and

(f) at the request of the Holder, such other information as the Holder may from time to time reasonably require with respect to the Maker.

12. Default. Any one of the following occurrences shall constitute an “Event of Default” under this Note:

(a) The failure of Maker to make any payment on the date due or to repay all outstanding principal or accrued interest on or before the Maturity Date;

(b) The failure of Maker to promptly perform any other obligation of Maker under the Loan Documents or any other notes, agreement or obligation owing to Maker within ten (10) days of notice from Holder unless otherwise stated in the Loan Documents;

(c) The default on any other monetary obligation or material obligation of Maker to any third party that is not cured within the period permitted by the relevant agreement.

(d) Maker becomes insolvent, a debtor in bankruptcy, or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within sixty (60) days of such appointment; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within sixty (60) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by or against Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing.

(e) An Event of Default under this Note shall constitute default under any and all other notes, loan documents and agreements entered into between Maker and Holder. Similarly, a default under the any other loan, loan document or agreement, lease or other financing agreement entered into between Maker and Holder, or Maker and any other holder, lessor or financial institution, shall constitute an Event of Default under this Note.

13. Remedies. Upon the happening and during the continuation of any Event of Default: (a) Holder may, at its sole option, declare the entire principal and any unpaid accrued interest immediately due and payable in full; (b) interest shall accrue on all amounts due hereunder at the Default Rate until paid in full or such Event of Default is cured; and (c) Holder shall have and may exercise any and all rights and remedies available hereunder, at law and in equity, together with any and all rights and remedies provided in any Loan Document. The acceptance of any installment or payment after the occurrence of an Event of Default or event giving rise to the right of acceleration provided for herein shall not constitute a waiver of such right of acceleration with respect to such Event of Default or event or any subsequent Event of Default. The remedies of Holder, as provided herein or in any Loan Document, shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Holder, and may be exercised as often as occasion therefore shall arise. Any act, omission or commission of Holder, including, specifically, any failure to exercise any right, remedy or recourse, shall be released and be effected only through a written document executed by Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

14. Collection Costs. If one or more Events of Default (or any event which with notice or passage of time or both would constitute an Event of Default) hereunder shall occur and continues, Maker promises to pay all collection costs, including but not limited to all reasonable attorneys’ fees, court costs, and expenses of every kind, incurred by Holder in connection with such collection or the protection or enforcement of any or all of the security for this Note, whether or not any lawsuit is filed with respect thereto (including costs and reasonable attorneys’ fees on any appeals or in any bankruptcy proceedings).

15. Due On Transfer Clause. Maker may not Transfer all or any portion of the Property or any interest therein, whether voluntarily, involuntarily or by operation of law without the prior written consent of Holder, which may be withheld or conditioned in Holder’s sole and absolute discretion. Any such Transfer without Holder’s prior written consent shall constitute an Event of Default without notice to Maker. In the event of such a Transfer, all indebtedness evidenced by this Note, irrespective of the maturity date of said indebtedness, and without regard to the adequacy or inadequacy of the security, or solvency or insolvency of the undersigned, shall become immediately due and payable. For purposes of this paragraph “Transfer” includes a sale, conveyance, mortgage, gift, grant, pledge, conveyance or any other transfer, including a divestment of any part or interest of any portion of the Real Property or Aircraft, either voluntarily or involuntarily. If Maker is not a natural person, a transfer of any direct or indirect interest in Maker (such as a transfer of ownership units or shares) shall be deemed a Transfer of all or any portion of the Property.

16. Miscellaneous.

(a) Joint and Several Obligations. If this Note is signed by more than one party as Maker, all obligations of Maker herein shall be the joint and several obligations of each party executing this Note as Maker.

(b) Successors and Assigns. This Note inures to the benefit of Holder and its successors or assigns, and binds Maker, and its respective permitted successors and assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns. Maker agrees that Holder may elect, at any time, to sell, assign or grant participation in all or any portion of Holder’s rights and obligations under this Note and the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities (“Participant”), at Holder’s sole discretion.

(c) Severability. Any term or provision of this Note that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision of this Note is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

(d) Waiver. To the fullest extent permitted by law, Maker hereby waives all valuation and appraisement privileges, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, bringing of suit, lack of diligence or delays in collection or enforcement of this Note and notice of the intention to accelerate, the release of any liable party, the release of any security for the indebtedness evidenced hereby, and any other indulgence or forbearance, and is and shall be directly and primarily liable for the amount of all sums owing and to be owed hereon, and agrees that this Note and any or all payments coming due hereunder may be extended or renewed from time to time without in any way affecting or diminishing Maker’s liability hereunder.

(e) Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be delivered (a) by personal delivery, with receipt acknowledged; (b) by telecopier or electronic mail (with original copy to follow as set forth herein); (c) by reputable overnight commercial courier service; or (d) by United States registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses as set forth at the first of this Note (subject to the right of a party to designate a different address for itself by notice similarly given). Any notice so given by United States mail shall be deemed to have been given on the second business day after the same is deposited in the United States mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any notice given personally, by telecopier or e-mail, or by reputable overnight commercial courier service, shall be deemed to be given upon receipt of the same by the party to whom the same is to be given. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

(f) Entire Agreement. This Note (together with the Deed of Trust and other Loan Documents) contains the entire agreement between the parties with respect to the subject matter hereof and thereof.

(g) Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both Maker and Holder.

(h) Releases by Maker. Maker hereby releases Holder from all technical and procedural errors, defects and imperfections whatsoever in enforcing the remedies available to Holder upon a default by Maker hereunder.

(i) Remedies Not Exclusive. No remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other remedy or remedies available to Holder under this Note, at law, in equity or by statute, and each and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute.

(j) Governing Law. This Note shall be governed by and construed under the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

(k) Consent to Jurisdiction and Service of Process. Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note. Maker hereby consents that any action or proceeding against it may be commenced and maintained in the Clark County District Court or in the United States District Court for the District of Nevada, Southern Division by service of process on any such officer. Maker further agrees that the courts of the shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker’s obligations hereunder.

(l) Attorneys’ Fees and Costs. Maker promises to pay Holder, on demand, all costs and expenses reasonably incurred by Holder in collecting any sums due hereunder. In addition, in the event any suit or action is brought to collect any amounts due hereunder or to enforce any provision hereof, the Prevailing Party shall be entitled to collect all court costs together with reasonable attorneys’ fees from the nonprevailing party. For purposes of this Note, “Prevailing Party” means the party that (i) has substantially prevailed with respect to the amount in controversy, rather than the total number of claims brought, or (ii) has substantially prevailed with respect to the most significant issue or set of issues presented.

(m) Time of Essence. Time is of the essence of this Note and all of the obligations hereunder.

(n) Headings. The headings of the sections of this Note are inserted for convenience only and do not constitute a part of this Note.

(o) Waiver of Jury Trial. MAKER AND HOLDER, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES HEREBY THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY EITHER OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO OR IN CONNECTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON (INCLUDING, WITHOUT LIMITATION, SUCH PERSON’S DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SUCH PERSON), IN CONNECTION WITH THIS NOTE, INCLUDING, WITHOUT LIMITATION, IN ANY COUNTERCLAIM WHICH MAKER MAY BE PERMITTED TO ASSERT HEREUNDER OR WHICH MAY BE ASSERTED BY HOLDER OR ITS AGENTS AGAINST MAKER, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER BY MAKER OF ITS RIGHT TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR HOLDER UNDER THIS NOTE.

(p) Acknowledgements. MAKER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO OBTAIN THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL SET FORTH ABOVE HAVE BEEN FULLY EXPLAINED TO MAKER BY SUCH COUNSEL.

(q) Business or Commercial Purpose. AS A MATERIAL INDUCEMENT TO HOLDER’S DECISION TO MAKE THE LOAN EVIDENCED BY THIS NOTE, MAKER EXPRESSLY WARRANTS AND REPRESENTS TO HOLDER THAT THIS NOTE IS INTENDED FOR AND WILL BE USED FOR A BUSINESS OR COMMERCIAL PURPOSE AND THAT THIS NOTE IS NOT INTENDED FOR A CONSUMER, PERSONAL, FAMILY OR HOUSEHOLD PURPOSE.

(r) Authority. Maker (and the undersigned representative of Maker) represents and warrants that it has full power and authority to execute and deliver this Note, and the execution and delivery of this Note has been duly authorized and does not conflict with or constitute a default under any law, judicial order or other agreement affecting Maker.

[Signature page follows]

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.

MAKER:

SET JET, INC.,
a Nevada corporation

By:	/s/ Thomas P. Smith
Print Name:	Thomas P. Smith
Title:	President

Acknowledging only Section 7(b) of this Promissory Note:

SIERRA DELTA ROMEO LLC

By:	/s/ Steve Reynolds
Steve Reynolds
Its:	Manager

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